EXHIBIT 99.2

On April 2, 2014, Plug Power Inc. (the “Company”) completed the acquisition of ReliOn, Inc. (“ReliOn”). The unaudited pro forma condensed combined financial data presented herein is derived from the historical consolidated financial statements of the Company and the historical financial statements of ReliOn. The unaudited pro forma condensed combined balance sheet information is presented on an as adjusted basis as if the ReliOn acquisition had occurred on March 31, 2014. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 combine the Company’s historical consolidated statements of operations with ReliOn’s historical statements of operations for those periods, and give effect to the acquisition as if it had occurred on January 1, 2013. The Company believes this information is important in evaluating its future operations and the impact of the ReliOn acquisition.

The unaudited pro forma condensed combined financial statements contained in this report use the acquisition method of accounting, with the Company treated as the acquirer. The purchase price for the ReliOn acquisition was approximately $4.0 million, based on the issuance of 530,504 shares of Plug Power common stock at the closing price of the Company’s common stock on April 1, 2014 of $7.54. The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and the liabilities assumed in the acquisition has not been made, and the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ from the pro forma allocation included herein. Amounts preliminarily allocated to intangible assets and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma condensed combined financial information, any of which could result in a material change in depreciation and amortization expense.

You should read the following pro forma statements in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the yearended December 31, 2013.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what the results of operations and financial position of the Company would have been had the ReliOn acquisition actually occurred as of the dates indicated, and they do not purport to project or predict the future results of operations or financial position of the Company.

Unaudited Pro Forma Condensed Combined Balance sheet
March 31, 2014

	Plug Power Inc.	ReliOn Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$63,231,651	$544,081	$(130,000)	(1)	$63,645,732
Accounts receivable, net	6,342,316	294,701	-		6,637,017
Inventory	11,943,724	5,154,495	-		17,098,219
Prepaid expenses and other current assets	2,796,505	72,115	-		2,868,620
Total current assets	84,314,196	6,065,392	(130,000)		90,249,588
Restricted cash	500,000	-	-		500,000
Property, plant, and equipment, net	5,235,504	644,616	355,384	(2)	6,235,504
Leased property under capital lease, net	2,324,191	-	-		2,324,191
Note receivable	494,480	-	-		494,480
Intangible assets, net	2,335,651	1,803,881	(303,881)	(3)	3,835,651
Other assets	-	16,779	-		16,779
Total assets	$95,204,022	$8,530,668	$(78,497)		$103,656,193
Liabilities, Redeemable Preferred Stock, and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$2,838,445	$1,225,801	$(130,000)	(1)	$3,934,246
Accrued expenses	2,249,776	310,692	-		2,560,468
Note payable	-	5,388,942	(5,388,942)	(4)	-
Product warranty reserve	1,478,171	-	-		1,478,171
Deferred revenue	3,614,686	-	-		3,614,686
Obligations under capital lease	735,809	-	-		735,809
Other current liabilities	826,924	-	-		826,924
Total current liabilities	11,743,811	6,925,435	(5,518,942)		13,150,304
Note payable	-	426,044	-		426,044
Obligations under capital lease	396,061	-	-		396,061
Deferred revenue	5,759,654	53,517	-		5,813,171
Common stock warrant liability	25,742,408	-	-		25,742,408
Finance obligation	2,476,430	-	-		2,476,430
Other liabilities	740,075	-	-		740,075
Total liabilities	46,858,439	7,404,996	(5,518,942)		48,744,493
Redeemable Preferred Stock	2,371,080	111,002,028	(111,002,028)	(5)	2,371,080
Stockholders’ (deficit) equity:
Common stock	1,441,247	3,862	1,443	(5)	1,446,552
Additional paid-in capital	970,533,905	(85,090,265)	89,084,960	(5)	974,528,600
Accumulated other comprehensive income	897,807	-	-		897,807
Accumulated deficit	(925,346,074)	(24,789,953)	27,356,070	(5)	(922,779,957)
Less common stock in treasury	(1,552,382)	-	-		(1,552,382)
Total stockholders’ (deficit) equity	45,974,503	(109,876,356)	116,442,473		52,540,620
Total liabilities, redeemable preferred stock, and stockholders’ (deficit) equity	$95,204,022	$8,530,668	$(78,497)		$103,656,193

Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2014

			Pro Forma		Pro Forma
	Plug Power Inc.	ReliOn Inc.	Adjustments		Combined
Product revenue	$3,162,327	$803,244	$-		$3,965,571
Service revenue	2,065,715	328,367	-		2,394,082
Research and development contract revenue	346,399	-	-		346,399
Total revenue	5,574,441	1,131,611	-		6,706,052
Cost of product revenue	3,444,964	653,470	-		4,098,434
Cost of service revenue	4,018,382	249,937	-		4,268,319
Cost of research and development contract revenue	417,917	-	-		417,917
Research and development expense	1,253,396	558,235	-		1,811,631
Selling, general and administrative expenses	3,252,009	1,090,364	38,333	(1)	4,380,706
Amortization of intangible assets	565,944	-	75,000	(2)	640,944
Operating loss	(7,378,171)	(1,420,395)	(113,333)		(8,911,899)
Interest and other income	45,009	740			45,749
Change in fair value of common stock warrant liability	(68,433,468)	-			(68,433,468)
Interest and other expense and foreign currency gain (loss)	(90,469)	(110,373)	73,973	(3)	(126,869)
Gain on sale of equity interest in joint venture		-			-
Loss before income taxes	$(75,857,099)	$(1,530,028)	$(39,360)		$(77,426,487)
Income tax benefit	-	21	-		21
Net loss attributable to the Company	$(75,857,099)	$(1,530,007)	$(39,360)		$(77,426,466)
Preferred stock dividends declared	(51,909)	-	-		(51,909)
Accretion of redeemable preferred stock	-	(19,046,527)	19,046,527	(4)	-
Net loss attributable to common shareholders	$(75,909,008)	$(20,576,534)	$19,007,167		$(77,478,375)
Loss per share:
Basic and diluted	$(0.57)				$(0.58)
Weighted average number of common shares outstanding	133,750,522	-	530,504	(5)	134,281,026

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

			Pro Forma		Pro Forma
	Plug Power Inc.	ReliOn Inc.	Adjustments		Combined
Product revenue	$18,446,082	$4,030,523	$-		$22,476,605
Service revenue	6,658,816	558,897	-		7,217,713
Research and development contract revenue	1,496,530	-	-		1,496,530
Total revenue	26,601,428	4,589,420	-		31,190,848
Cost of product revenue	20,414,084	3,876,677	-		24,290,761
Cost of service revenue	14,928,595	364,347	-		15,292,942
Cost of research and development contract revenue	2,505,989	-	-		2,505,989
Research and development expense	3,121,007	3,387,374	-		6,508,381
Selling, general and administrative expenses	12,325,466	4,262,973	115,000	(1)	16,703,439
Amortization of intangible assets	2,270,858	-	300,000	(2)	2,570,858
Operating loss	(28,964,571)	(7,301,951)	(415,000)		(36,681,522)
Interest and other income	150,006	-	-		150,006
Change in fair value of common stock warrant liability	(37,101,818)	-	-		(37,101,818)
Interest and other expense and foreign currency gain (loss)	(398,275)	(447,975)	292,602	(3)	(553,648)
Gain on sale of equity interest in joint venture	3,234,717	-	-		3,234,717
Loss before income taxes	$(63,079,941)	$(7,749,926)	$(122,398)		$(70,952,265)
Income tax benefit	410,259	21	-		410,280
Net loss attributable to the Company	$(62,669,682)	$(7,749,905)	$(122,398)		$(70,541,985)
Preferred stock dividends declared	(121,118)	-			(121,118)
Accretion of redeemable preferred stock	-	(48,160,306)	48,160,306	(4)	-
Net loss attributable to common shareholders	$(62,790,800)	$(55,910,211)	$48,037,908		$(70,663,103)
Loss per share:
Basic and diluted	$(0.82)				$(0.92)
Weighted average number of common shares outstanding	76,436,408	-	530,504	(5)	76,966,912

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

On April 2, 2014, the Company completed the acquisition of ReliOn Inc. (ReliOn), in a transaction accounted for using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations.

The total purchase price of $4,000,000 is based on the issuance of 530,504 shares of Plug Power common stock at the closing price of the Company’s stock on April 1, 2014 of $7.54. Under the acquisition method of accounting, the total purchase price is allocated to ReliOn’s tangible and intangible assets based on their fair values as of the acquisition date. For the purposes of these pro forma financial statements, the acquisition consideration has been preliminarily allocated based on an estimate of the fair value of assets and liabilities acquired as of the acquisition date. The allocation of the acquisition consideration for ReliOn is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the pro forma financial statements.

The preliminary allocation of the purchase price is as follows (in thousands)

Cash and cash equivalents	$414,081
Accounts receivable	294,701
Inventory	5,154,495
Prepaid expenses and other assets	88,894
Property and equipment	1,000,000
Identifiable intangibles	1,500,000
Goodwill	(2,566,117) *
Accounts payable and accrued expenses	(1,406,493)
Note payable	(479,561)
Preliminary estimated acquisition consideration	$4,000,000

* Includes the excess of the estimated fair value of assets and liabilities acquired over the purchase price. Preliminary allocations result in negative goodwill, and under ASC 805, the Company will need to perform a required reassessment before recognizing a gain on a bargain purchase.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price and to reflect amounts related to ReliOn’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values.

There were no intercompany balances or transactions between the Company and ReliOn as of the dates or for the periods of these pro forma condensed combined financial statements.

The Company has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments as of March 31, 2014

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(1)	To eliminate cash and accounts payable not included in the acquired assets and assumed liabilities

(2)	To increase property plant and equipment to estimated fair value at the acquisition date

(3)	To eliminate the historical intangible assets of Relion of $1,803,881 and to record the estimated fair value of identifiable intangible assets at acquisition date of $1,500,000

(4)	To eliminate the note payable that was not assumed by the Company

(5)

To eliminate the redeemable preferred stock and stockholders’ equity accounts of ReliOn, to record the issuance of 530,504 shares of Plug Power common stock valued at $7.54 per share ($5,305 common stock and $3,994,695 additional paid-in-capital) for the acquisition of ReliOn and the assets and liabilities assumed, and to record additional retained earnings of $2,566,117 on the gain on bargain purchase.

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Three Months Ended March 31, 2014

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(1)	To add the estimated depreciation expense on the fair value of assets acquired

(2)	To add the estimated amortization expense on the fair value of assets acquired

(3)	To eliminate interest expense associated with the note payable not assumed by the Company

(4)	To eliminate the accretion to earnings of the redeemable preferred stock

(5)	To adjust for the shares issued upon acquisition

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Twelve Months Ended December 31, 2013

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(1)	To add the estimated depreciation expense on the fair value of assets acquired

(2)	To add the estimated amortization on the fair value of assets acquired

(3)	To eliminate interest expense associated with the note payable not assumed by the Company

(4)	To eliminate the accretion to earnings of the redeemable preferred stock

(5)	To adjust for the shares issued upon acquisition